As filed with the Securities and Exchange Commission on October 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	46-3390293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

(732) 380-4600

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

RELIANCE GLOBAL GROUP, INC. 2019 Equity Incentive Plan

(Full title of the Plans)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

(732) 380-4600

(Name, address and telephone number of agent of services)

with copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq

Patrick J. Egan, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Reliance Global Group, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 700,000 shares of common stock, par value $0.086 per share (the “Common Stock”), to be offered and sold under the Registrant’s 2019 Equity Incentive Plan (hereinafter referred to as the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. The Commission file number for the documents incorporated by reference in this prospectus is 001-40020. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 31, 2022;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 16, 2022;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the Commission on August 15, 2022;

●	Our Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on January 6, 2022, January 14, 2022, February 4, 2022, March 17, 2022, March 24, 2022, March 25, 2022, May 2, 2022, May 19, 2022, May 31, 2022 and September 26, 2022 (other than as indicated therein) and September 29, 2022; and

●	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Commission on February 8, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify any person who was or is a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of a Florida corporation and so long as such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

Our Bylaws and Articles of Incorporation provide that we shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in, and to the extent contemplated by, Section 607.0850 of the FBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.3	Articles of Formation of Southwestern Montana Insurance Center, LLC (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.4	Certificate of Formation of Commercial Coverage Solutions LLC (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.5	Articles of Organization of Employee Benefits Solutions, LLC (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.6	Articles of Organization of Fortman Insurance Solutions, LLC (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.7	Articles of Organization of US Benefits Alliance, LLC (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.8	Articles of Incorporation of Altruis Benefits Corporation (incorporated by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.9	Articles of Incorporation of Kush Benefit Solutions, LLC Corporation (incorporated by reference to Exhibit 3.9 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.10	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.9 to Amendment No.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2021) (File Number 333-249381))

4.11	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2022 (File Number 001-40020))

4.12	Medigap Healthcare Insurance Agency LLC Formation and Assignment Documents (incorporated by reference to Exhibit 3.11 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (File Number 001-40020))

4.13	Articles of Organization of RELI Exchange, LLC (incorporated by reference to Exhibit 3.13 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 15, 2022 (File Number 001-40020))

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of Mazars USA, LLP, Independent Registered Public Accounting Firm

23.2*	Opinion of Blank Rome LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

99.1*	Reliance Global Group, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File Number 333-249381) filed with the Securities and Exchange Commission on January 28, 2021)

107*	Calculation of Filing Fee Table

*	Filed herewith

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on the 7th day of October, 2022.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer and Chairman of the Board

POWERS OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Ezra Beyman and William Lebovics, and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.